Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB – CRNSF
ENTRY INTO SYSTEM IMPACT STUDY AGREEMENTS --- NON-BROKERED PRIVATE PLACEMENT --- CONSENT AGREEMENT

Vancouver, B.C. – February 27, 2012 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on February 23, 2012, Coronus Energy Corp. (“Coronus”), the Company’s wholly-owned subsidiary, entered into three System Impact Study Agreements (the “SIS Agreements for Joshua Tree East 1, 2 and 3”) with Southern California Edison (“SCE”). The SIS Agreements for Joshua Tree East 1, 2 and 3 relate to Coronus’ application for interconnection service and the CREST tariff for three 1.5 MW solar photovoltaic power systems (the “Joshua Tree East 1, 2 and 3 Projects”) on the 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California, Coronus acquired on June 30, 2011.

The SIS Agreements for Joshua Tree East 1, 2 and 3 set forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Joshua Tree East 1, 2 and 3 Projects and the adequacy of SCE’s electrical system to accommodate the Joshua Tree East 1, 2 and 3 Projects. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Joshua Tree East 1, 2 and 3 Projects. The estimated cost of the SIS Agreement for Joshua Tree East 1, 2 and 3 Projects is $10,000 per SIS Agreement. SCE anticipates completing the studies within 120 business days. On entering into the SIS Agreements for Joshua Tree East 1, 2 and 3, Coronus paid SCE $30,000 in deposits.

On February 23, 2012, the Company conducted a non-brokered private placement, issuing a senior secured, convertible promissory note (the “Note”) and transferrable warrant (the “Warrant”) to Frank Zakaib, for proceeds of CAD $50,000. The Note matures on February 2, 2013 and bears interest at an annual rate of 12%, payable in cash at maturity, prepayment or conversion. At or before maturity, the Note and any accrued interest are convertible at the holder’s option into shares of our common stock, at a price of CAD $0.60 per share. The Warrant entitles the holder thereof to purchase an aggregate of 83,333 shares of our common stock at an exercise price of CAD $0.75 for a period of five years. The Note is secured by a first priority security interest in all of the Company’s assets, including those of its wholly-owned subsidiary, Coronus, on a pari passu basis with the holder of the secured note issued by the Company on February 2, 2012 (the “Russell Adair Note”). In connection with the completion of the private placement, the Company paid no finder’s fees.

On February 23, 2012, the Company entered into a Consent Agreement (the “Consent Agreement”) with Russell Adair and Frank Zakaib. The Consent Agreement provides that consent to the Russell Adair Note and the Note be secured by a first priority security interest in all of the Company’s assets, including those of its wholly-owned subsidiary, Coronus, on a pari passu basis.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.